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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion and incorporation by reference in this Registration Statement of Urohealth Systems, Inc. on Form S-4 of our report on Microsurge, Inc., which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated March 14, 1997 on our audits of the financial statements of Microsurge, Inc. as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which report is included in the Current Report on Form 8-K/A as amended on April 28, 1997 of Urohealth Systems, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          /s/  COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                               COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 30, 1997